UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2006

CARREKER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-24201	75-1622836
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4055 VALLEY VIEW LANE DALLAS, TEXAS		75244
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 458-1981

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Carreker Corporation (the “Company”) hosted on May 1, 2006 its fourth quarter 2005 and fiscal year 2005 financial results conference call and web cast, and filed today, May 2, 2006, its Form 10-K for the year ended January 31, 2006. In connection therewith, the Company wishes to clarify its guidance for future periods.

The Company anticipates revenue growth during fiscal 2006 due to the availability and anticipated acceptance of new products and services, which were developed during fiscal 2005, as well as new products and services expected to be offered in fiscal 2006. However, due to the lengthened customer decision cycle associated with some of the new products, the Company expects that overall annual growth in revenue will occur in the latter half of the 2006 fiscal year. The Company anticipates that revenue and net income (loss) for the first and second quarters of fiscal 2006 will be down from the corresponding quarters in fiscal 2005. As a result of its anticipated revenue growth and ongoing cost containment efforts, the Company believes that it will achieve improved revenue and net income in fiscal 2006 over fiscal 2005, and that it will be positioned for further gains in revenue and net income in fiscal 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2006

CARREKER CORPORATION

	By:	/s/ LISA K. PETERSON
Lisa K. Peterson
Executive Vice President and Chief Financial Officer

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